EXHIBIT A

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents one (1) deposited Share)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

THE NOMINAL VALUE OF ~~FF 0.80~~€ 0.13 EACH OF

EDAP TMS S.A.

(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF FRANCE)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that ___________ ____________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary shares (herein called "Shares") of ~~Edap~~EDAP TMS S.A., a société anonyme organized under the laws of the Republic of France (herein called the "Company").  At the date hereof, each American Depositary Share represents one (1) Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Paris, France office of ~~Banque Paribas~~Société Générale (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at ~~48~~One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

  THE DEPOSIT AGREEMENT.

This receipt representing American Depositary ~~Receipt~~Shares is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of July 31, ~~1997~~1997, as amended and restated as of ____________________, 2008 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of ~~Receipts~~American Depositary Shares issued thereunder, each of whom by accepting ~~a Receipt~~an American Depositary Share agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the ~~Receipts~~American Depositary Shares and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

  SURRENDER OF ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of ~~this Receipt for the purpose of withdrawal of the Deposited Securities represented by the~~ American Depositary Shares ~~evidenced by this Receipt~~, and upon payment of the fee of the Depositary ~~for the surrender of Receipts as~~ provided in this Receipt and payment of all taxes, duties and other governmental charges, if any, payable in connection with delivery of Deposited Securities against surrender of Receipts, and subject to the terms and conditions of the Deposit Agreement, the ~~Owner hereof is entitled to the transfer of the Deposited Securities to an account in the name of such Owner, or such name as shall be designated by such Owner, maintained by the Company or its agent for registration and transfer of Shares~~Company’s statuts and the Deposited Securities the Owner of those American Depositary Shares is entitled to delivery, to him as instructed, of the amount of Deposited Securities at the time represented by ~~the~~those American Depositary Shares ~~for which this Receipt is issued~~.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates or account transfer in the name of the Owner hereof or as ordered by him, with proper endorsement or accompanied by proper instruments or instructions of transfer to such Owner or pursuant to proper delivery instructions and (b) any other securities, property and cash to which such Owner is then entitled together with any transfer or assignment related thereto given pursuant to Section 2.05 of the Deposit Agreement in respect of such American Depositary Shares.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.  In the event that any delivery of Deposited Securities under Section 2.05 of the Deposit Agreement would otherwise require delivery of fractional Deposited Securities, the Depositary may sell the amount of Deposited Securities corresponding to the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08 of the Deposit Agreement), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of ~~Receipts~~American Depositary Shares.

3.

  TRANSFERS OF AMERICAN DEPOSITARY SHARES, SPLIT~~-~~-UPS, AND COMBINATIONS OF RECEIPTS, INTERCHANGE OF CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY SHARES; LIMITATIONS ON DELIVERY, TRANSFER AND SURRENDER.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office ~~upon surrender of this Receipt,~~ by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer~~, and duly stamped as may be required by the laws of the State of New York and of the United States of America and accompanied by~~ and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, ~~evidencing~~representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration, registration of transfer~~,~~ or surrender of any American Depositary Shares or split~~-~~-up~~,~~ or combination~~, or surrender~~ of any Receipt~~, the delivery of any distribution thereon,~~ or withdrawal of any Deposited Securities, the ~~Company,~~ Depositary, the Custodian, or Registrar may require payment from the ~~depositor of the Shares or the presenter~~presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer~~,~~ or registration~~, or conversion~~ fee with respect thereto (including any such tax~~,~~ or charge ~~or~~and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees ~~of the Depositary~~ as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations ~~as~~  the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (22) of this ~~Article 3.~~Receipt.

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in paragraph (22) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging the certificated American Depositary Shares evidenced by that Receipt for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced.  The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.11 of the Deposit Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging those uncertificated American Depositary Shares for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

The delivery of ~~Receipts~~American Depositary Shares against ~~deposit~~deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of ~~Receipts~~American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding ~~Receipts~~American Depositary Shares generally may be suspended, during any period when the transfer books of the Company, the Depositary or any Registrar are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement ~~or this Receipt~~, or the statuts of the Company or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding ~~Receipts~~American Depositary Shares and withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as may be amended from time to time) under the Securities Act of 1933, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ~~Receipts~~American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or rights required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions from the Company requesting that the Depositary not accept for deposit under the Deposit Agreement any Shares or rights identified in such instructions in order to facilitate the Company's compliance with ~~U.S. and State~~United States securities laws or the laws of ~~the~~The Republic of France.

4.

  LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any ~~Receipt~~American Depositary Shares or any Deposited Securities ~~represented hereby~~, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of ~~this Receipt~~American Depositary Shares or any withdrawal of Deposited Securities represented by American Depositary Shares ~~evidenced by such Receipt~~ until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares ~~evidenced by this Receipt~~, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), and the Owner hereof shall remain liable for any deficiency.

5.

  WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant,  that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that (i) the Shares presented for deposit are not, and the ~~Receipts~~American Depositary Shares issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and (ii) the deposit of such Shares and the sale of ~~Receipts evidencing~~ American Depositary Shares representing such Shares by that person are not otherwise restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of ~~Receipts~~American Depositary Shares.

6.

  FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner ~~of a Receipt~~ may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of ~~Receipts~~American Depositary Shares, Deposited Securities or other securities, compliance with all applicable laws or regulations, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares), if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any ~~Receipt~~American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in The Republic of France which is then performing the function of the regulation of currency exchange.

7.

  CHARGES OF DEPOSITARY.

The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present detailed statements for such expenses to the Company at least once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges (to the extent permitted by applicable law or the rules of any securities exchange on which the American Depositary Shares are admitted for trading) shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ~~Receipts~~American Depositary Shares or to whom ~~Receipts~~American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or a distribution of ~~Receipts~~American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or (if applicable) the appointed agent of the Company for transfer and registration of Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee ~~not in excess~~ of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~execution and~~ delivery of ~~Receipts~~American Depositary Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of ~~Receipts~~American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement~~; provided, however, that no such fee will be charged in connection with the registration or re-registration of Shares and Receipts as contemplated in Section 4.07 of the Deposit Agreement~~, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 ~~of the Deposit Agreement~~thereof and (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the ~~execution and~~ delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares)~~,~~ but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to ~~Article~~ paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in ~~Receipts~~American Depositary Shares.

8.

  PRE-RELEASE OF ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES.

The Depositary may issue ~~Receipts~~American Depositary Shares against delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent of the Company).  No such issue of ~~Receipts~~American Depositary Shares will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, ~~execute and~~ deliver ~~Receipts~~American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the ~~receipt and cancellation of Receipts which~~surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ~~Receipt has~~American Depositary Shares have been Pre-Released. The Depositary may receive ~~Receipts~~American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ~~Receipts~~American Depositary Shares or Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or ~~Receipts~~American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or ~~Receipts~~American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or ~~Receipts~~American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ~~Receipts~~American Depositary Shares, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or ~~Receipts~~American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

  TITLE TO AMERICAN DEPOSITARY SHARES EVIDENCED BY RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, including without limitation Sections 2.04 and 2.06 thereof, is transferable ~~by delivery with the same effect as in the case of a negotiable instrument~~as a certificated security under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Owner hereof.

10.

  VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

  REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian, or a nominee of either as the holder of the Deposited Securities and (b) generally transmitted to the holders of such Deposited Securities by the Company.  The Depositary will also, at the request of the Company, send to Owners of Receipts copies of reports, notices and communications furnished by the Company pursuant to the Deposit Agreement.

The Company will promptly transmit to the Depositary ~~(i)~~ summaries in English or English-language versions, as applicable, of any reports, notices and other communications that are ~~generally~~(i) transmitted by the Company to holders of its Shares or other Deposited Securities, (ii) ~~annual reports in English (including a description of operations and annual audited consolidated financial statements prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP")) and (iii) starting in the second quarter of 1997, interim reports in English which will include unaudited quarterly interim reports in English which will include unaudited interim summary consolidated financial information prepared in conformity with U.S. GAAP.~~  filed with or furnished to the Commission by the Company or (iii) transmitted by the Company to the principal stock exchange on which the American Depositary Shares are traded. The Depositary will, at the Company's expense (unless otherwise agreed in writing by the Company and the Depositary), promptly arrange for the mailing of copies of such notices, reports and other communications to all Owners and make such notices, reports and other communications available on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time (after verification from the Depositary of such quantity), in order for the Depositary to effect such mailings.

The Depositary will keep books, at its Corporate Trust Office, for the registration of ~~Receipts~~American Depositary Shares and transfers of ~~Receipts~~American Depositary Shares which at all reasonable times shall be open for inspection by the Owners ~~of Receipts~~ and the Company; provided that such inspection shall not be for the purpose of communicating with Owners ~~of Receipts~~ in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ~~Receipts~~American Depositary Shares.

12.

  DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, or will cause its agent, within one business day or, as promptly as practicable after its receipt of such dividend or distribution (unless otherwise prohibited or prevented by law), if at the time of receipt thereof any amounts received in a ~~foreign currency~~Foreign Currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in ~~Article~~ paragraph (7) hereof and Section 5.09 of the Deposit Agreement) to the Owners ~~of Receipts~~ entitled thereto; provided, however, that in the event that the Company (or an agent of the Company) or the Depositary or the Custodian is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of ~~the Receipts evidencing~~ American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary agrees to use reasonable efforts to follow the procedures established by the French Treasury to enable U.S. resident Beneficial Owners eligible to recover any excess French withholding taxes initially withheld or deducted with respect to dividends and other distributions of the Company to such Beneficial Owners, and to receive any payment in respect of the "avoir fiscal" for which such beneficial owners may be eligible from the French Treasury.  Upon request of any U.S. resident Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French Treasury or that such Beneficial Owner's application for such a refund has been rejected, the Depositary will provide a copy of French Treasury Form ~~RF 1A EU--~~No. 5052 ~~("Application for Refund")~~RFI-EN or No. 5053 RFI-EN, or such other form as may be promulgated from time to time by the French tax authorities for such purpose, together with instructions to such Beneficial Owners and will arrange for the filing with the French tax authorities of all such forms completed by U.S. resident Beneficial Owners and returned in sufficient time so they may be filed with the French tax authorities by December 31 of the year following the calendar year in which the related dividend is paid.  Upon receipt of any resulting remittance, the Depositary shall distribute to the Owners entitled thereto, as soon as practicable, the proceeds thereof in Dollars in accordance with Section 4.05 of the Deposit Agreement.

In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Owners to be subject to a reduced withholding tax rate of 15%, if available, at the time dividends are paid.  In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Owners with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by the Depositary or the Custodian to be distributed to the Owners entitled thereto, as of the record date fixed pursuant to Section 4.06 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary, after consultation with the Company (to the extent practicable), may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in ~~Article~~ paragraph (7) hereof and Section 5.09 of the Deposit Agreement and any expenses in connection with such sale) will be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution in cash pursuant to Section 4.01 of the Deposit Agreement; provided, however, no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Company, and shall if the Company shall so request, distribute to the Owners of outstanding ~~Receipts~~American Depositary Shares entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional ~~Receipts evidencing an aggregate number of~~ American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares ~~evidenced by Receipts~~, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement.  In lieu of delivering ~~Receipts for~~ fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.  ~~If additional Receipts are not so distributed, each~~Each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In addition, the Depositary may withhold any distribution of ~~Receipts~~American Depositary Shares under this ~~Article~~ paragraph (12) or Section 4.03 of the Deposit Agreement if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.

Whenever the Depositary shall receive notice from the Company of the declaration of a dividend or other distribution without payment of any subscription price on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall mail to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Company and (b) a statement that each of the Owners as of the close of business on a specified date will be entitled, subject to any applicable provisions of French law, the statuts of the Company or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Owner elects to receive such dividend or distribution.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03 of the Deposit Agreement, respectively, to the Owners entitled thereto.  If the Depositary does not receive timely instructions from any Owner as to such Owner's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Owner's American Depositary Shares and shall distribute such Shares or cash as it receives, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners ~~of Receipts~~ entitled thereto.

13.

  RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason the Depositary shall not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may, and at the request of the Company shall, distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares ~~representing the Shares and evidenced by this Receipt~~ of such Owner under the Deposit Agreement, the Depositary will as promptly as practicable make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, unless otherwise agreed by the Company and the Depositary, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, ~~execute and~~ deliver ~~Receipts~~American Depositary Shares to such Owner.  In the case of a distribution pursuant to the second paragraph of this ~~Article 13, such Receipts~~paragraph (13), American Depositary Shares evidenced by Receipts or confirmations with respect to such uncertificated American Depositary Shares, as applicable, shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its reasonable judgement that it is not lawful or feasible to make such rights available to all or certain Owners, it may, and at the request of the Company will, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available; the Depositary will allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ~~Receipt~~American Depositary Shares or otherwise such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from or not subject to the registration requirements of the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.  If an Owner ~~of Receipts~~ requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration requirements, it being understood that the Company shall have no obligation to furnish any such opinion.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.

  CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted within one business day or, as promptly as practicable, by sale or in any other manner that it may determine, in accordance with applicable law, such Foreign Currency into Dollars, and such Dollars shall be distributed as promptly as practicable to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ~~Receipt~~American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license; provided, however, that the Depositary will be entitled to rely upon French local counsel in such matters, which counsel will be instructed to act as promptly as possible; provided further, that the Company shall not be obligated to make any such filing.

If at any time Foreign Currency received by the Depositary is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States and/or to some or all Owners ~~of Receipts~~, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary cannot be promptly obtained, the Depositary will, (a) as to that portion of the Foreign Currency that is convertible into Dollars, make such conversion and, if permitted by applicable law, transfer such Dollars to the United States for distribution to Owners in accordance with the first paragraph of Section 4.05 of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary or Custodian to such Owner and (ii) the Depositary will hold or will cause the Custodian to hold any amounts of nonconvertible Foreign Currency not distributed pursuant to the immediately preceding subclause (i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

15.

  RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date, which shall be the same as the record date, if any, established by the Company or a date fixed after consultation with the Company in respect of the Shares, or as close thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the terms and conditions of the Deposit Agreement or (c) to facilitate any other matter for which the record date was set.

16.

  VOTING OF DEPOSITED SECURITIES.

The Company will use reasonable efforts to request that the Depositary notify Owners of upcoming votes and ask for voting instructions from Owners.  Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, at the request of the Company, mail to the Owners (i) a copy or summary in English of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06 of the Deposit Agreement, (ii) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 of the Deposit Agreement will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owner's American Depositary Shares, (iii) copies or summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Owner to give instructions for the exercise of such voting rights and (iv) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") ~~and~~ setting forth the date established by the Depositary for the receipt of such Voting Instruction Card (the "Receipt Date") and including an express indication that such instructions may be given or deemed given in accordance with the last sentence of the second paragraph of this Section (a) if no Voting Instruction Card is received by the Depositary on or before the Receipt Date, (b) if the Depositary receives an improperly completed or blank Voting Instruction Card or (c) if the voting instructions included in the Voting Instruction Card are illegible or unclear.  Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares.

Upon receipt by the Depositary from an Owner of American Depositary Shares of a properly completed Voting Instruction Card on or before the Receipt Date, the Depositary will either, in its discretion, (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with any non-discretionary instructions set forth in such Voting Instruction Card or (ii) forward such instructions to the Custodian and the Custodian will use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with any non-discretionary instructions set forth in such Voting Instruction Card.  ~~The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which a properly completed~~If no Voting Instruction Card ~~has been received.  The Depositary will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to,~~is received by the Depositary from an Owner with respect to any of the Shares represented by such Owner’s American Depositary Shares ~~in respect of which~~on or before the Receipt Date, or if the Voting Instruction Card is improperly completed or ~~in respect of which (and to the extent)~~   blank, or if  the voting instructions included in the Voting Instruction Card are illegible or unclear~~.~~, such Owner shall be deemed to have instructed the Depositary to vote such Shares and the Depositary shall vote such Shares in favor of any resolution proposed or approved by the Board of Directors of the Company and against any resolution not so proposed or approved.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Depositary and the Company may modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the statuts of the Company.

17.

  CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal or par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ~~Receipts~~American Depositary Shares are delivered pursuant to the following sentence.  In any such case the Depositary may with the Company's approval, and will if the Company so requests, execute and deliver additional ~~Receipts~~American Depositary Shares as in the case of a distribution in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by this ~~Article~~ paragraph (17) in respect of the Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Company, the Depositary shall give notice thereof to all Owners ~~of Receipts~~.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the statuts of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company (or any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933)) shall be prevented or forbidden from or delayed in or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company (or any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933)) incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the statuts of the Company.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, the Depositary is prevented or prohibited from making such distribution or offering available to Owners, and the Depositary is prevented or prohibited from disposing of such distribution or offering on behalf of such Owners and making the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary nor any of their directors, employees agents and controlling persons (as defined under the Securities Act of 1933) assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Beneficial Owners ~~of Receipts~~, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company nor any of their directors, employees agents and controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the ~~Receipts~~American Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company nor any of their directors, employees agents and controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner ~~of a Receipt~~, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence and in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of ~~Receipts,~~ American Depositary Shares or Deposited Securities (including, but not limited to, Shares) or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the ~~Receipts~~American Depositary Shares, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information; or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners ~~of Receipts~~ to do so, it may appoint a substitute or additional custodian or custodians.

20.

  AMENDMENT.

The form of the American Depositary Shares, the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of the Owners ~~of ADRs~~ in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners ~~of Receipts~~, shall, however, not become effective as to outstanding ~~Receipts~~American Depositary Shares until the expiration of 30 days after notice of such amendment shall have been given to the Owners ~~of outstanding Receipts~~.  Every Owner ~~of a Receipt~~ at the time any amendment so becomes effective shall be deemed, by continuing to hold such ~~Receipt~~American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner ~~of any Receipt~~ to surrender such ~~Receipt~~American Depositary Shares and receive therefor the Deposited Securities ~~represented thereby~~ except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all ~~Receipts~~American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all ~~Receipts~~American Depositary Shares then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such ~~Receipt~~American Depositary Shares at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ~~Receipts~~American Depositary Shares referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to the Owner or upon the Owner's order, of the amount of Deposited Securities represented by the American Depositary Shares ~~evidenced by such Receipt~~.  If any ~~Receipts~~American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ~~Receipts~~American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ~~Receipts~~American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~an American Depositary Share, any expenses for the account of the Owner ~~of such Receipt~~ in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners ~~of Receipts~~ which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~an American Depositary Share, any expenses for the account of the Owner of such ~~Receipt~~American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)

American Depositary Shares may be (i) certificated securities evidenced by Receipts or (ii) uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(c)

Notwithstanding Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(d)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in sub-paragraph (c) above, has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code as in effect in the State of New York).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary's reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.